EXHIBIT 10.26

END USER LICENSE AGREEMENT (Plug-in Applications)

IMPORTANT: BY INSTALLING THIS SOFTWARE YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT DO NOT INSTALL, COPY OR USE THE SOFTWARE.

This END USER SOFTWARE LICENSE AGREEMENT (this "Agreement") is made by and between The Foundry Visionmongers Ltd., a company registered in England and Wales, ("The Foundry"), and you, as either an individual or a single entity ("Licensee").
In consideration of the mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each party hereto) the parties agree as follows:

SECTION 1. GRANT OF LICENSE.
Subject to the limitations of Section 2, The Foundry hereby grants to Licensee a limited, non-transferable and non-exclusive license to install and use a machine readable, object code version of this software program (the "Software") and the accompanying user guide and other documentation (collectively, the "Documentation") solely for Licensee's own internal business purposes (collectively, the "License"); provided, however, Licensee's right to install and use the Software and the Documentation is limited to those rights expressly set out in this Agreement.

SECTION 2. RESTRICTIONS ON USE.
Licensee is authorized to use the Software in machine readable, object code form only, and Licensee shall not: (a) assign, sublicense, transfer, pledge, lease, rent, share or export the Software, the Documentation or Licensee's rights hereunder; (b) alter or circumvent the copy protection mechanisms in the Software or reverse engineer, decompile, disassemble or otherwise attempt to discover the source code of the Software; (c) modify, adapt, translate or create derivative works based on the Software or Documentation; (d) use, or allow the use of, the Software or Documentation on any project other than a project produced by Licensee (an "Authorized Project"); (e) allow or permit anyone (other than Licensee and Licensee's authorized employees to the extent they are working on an Authorized Project) to use or have access to the Software or Documentation; (f) copy or install the Software or Documentation other than as expressly provided for herein; or (g) take any action, or fail to take action, that could adversely affect the trademarks, service marks, patents, trade secrets, copyrights or other intellectual property rights of The Foundry or any third party with intellectual property rights in the Software (each, a "Third Party Licensor"). Furthermore, for purposes of this Section 2, the term "Software" shall include any derivatives of the Software.

Licensee shall install and use only a single copy of the Software on one computer, unless the Software is installed in a "floating license" environment, in which case Licensee may install the Software on more than one computer; provided, however, Licensee shall not at any one time use more copies of the Software than the total number of valid Software licenses purchased by Licensee.

Furthermore, the Software can be licensed on an "interactive" or "non-interactive" basis. Licensee shall be authorized to use a non-interactive version of the Software for rendering purposes only (i.e., on a CPU, without a user, in a non-interactive capacity) and shall not use such Software on workstations or otherwise in a user-interactive capacity. Licensee shall be authorized to use an interactive version of the Software for both interactive and non-interactive rendering purposes, if available.

Finally, if the Software is an "Educational Version," Licensee may use it only for the purpose of training and instruction, and for no other purpose. Educational Versions of the Software may not be used for commercial, professional or for-profit purposes.

SECTION 3. BACK-UP COPY.
Notwithstanding Section 2, Licensee may store one copy of the Software and Documentation off-line and off-site in a secured location owned or leased by Licensee in order to provide a back-up in the event of destruction by fire, flood, acts of war, acts of nature, vandalism or other incident. In no event may Licensee use the back-up copy of the Software or Documentation to circumvent the usage or other limitations set forth in this Agreement.

SECTION 4. OWNERSHIP.
Licensee acknowledges that the Software and Documentation and all intellectual property rights relating thereto are and shall remain the sole property of The Foundry and the Third Party Licensors. Licensee shall not remove, or allow the removal of, any copyright or other proprietary rights notice included in and on the Software or Documentation or take any other action that could adversely affect the property rights of The Foundry or any Third Party Licensor. To the extent that Licensee is authorized to make copies of the Software or Documentation under this Agreement, Licensee shall reproduce in and on all such copies any copyright and/or other proprietary rights notices provided in and on the materials supplied by The Foundry hereunder. Nothing in this Agreement shall be deemed to give Licensee any rights in the trademarks, service marks, patents, trade secrets, copyrights or other intellectual property rights of The Foundry or any Third Party Licensor, and Licensee shall be strictly prohibited from using the name, trademarks or service marks of The Foundry or any Third Party Licensor in Licensee's promotion or publicity without The Foundry's express written approval.

SECTION 5. LICENSE FEE.
Licensee understands that the benefits granted to Licensee hereunder are contingent upon Licensee's payment in full of the license fee payable in connection herewith (the "License Fee").

SECTION 6. TAXES AND DUTIES.
Licensee agrees to pay, and indemnify The Foundry from claims for, any local, state or national tax (exclusive of taxes based on net income), duty, tariff or other impost related to or arising from the transaction contemplated by this Agreement.

SECTION 7. LIMITED WARRANTY.

The Foundry warrants that, for a period of ninety (90) days after delivery of the Software: (a) the machine readable electronic files constituting the Software and Documentation shall be free from errors that may arise from the electronic file transfer from The Foundry and/or its authorized reseller to Licensee; and (b) to the best of The Foundry's knowledge, Licensee's use of the Software in accordance with the Documentation will not, in and of itself, infringe any third party's copyright, patent or other intellectual property rights. Except as warranted, the Software and Documentation is being provided "as is." THE FOREGOING LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, AND The Foundry DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDLESS OF WHETHER The Foundry KNOWS OR HAS REASON TO KNOW OF LICENSEE'S PARTICULAR NEEDS. The Foundry does not warrant that the Software or Documentation will meet Licensee's requirements or that Licensee's use of the Software will be uninterrupted or error free. No employee or agent of The Foundry is authorized to modify this limited warranty, nor to make additional warranties. No action for any breach of the above limited warranty may be commenced more than one (1) year after Licensee's initial receipt of the Software. To the extent any implied warranties may not be disclaimed under applicable law, then ANY IMPLIED WARRANTIES ARE LIMITED IN DURATION TO NINETY (90) DAYS AFTER DELIVERY OF THE SOFTWARE TO LICENSEE.

SECTION 8. LIMITED REMEDY.
The exclusive remedy available to the Licensee in the event of a breach of the foregoing limited warranty, TO THE EXCLUSION OF ALL OTHER REMEDIES, is for Licensee to destroy all copies of the Software, send The Foundry a written certification of such destruction and, upon The Foundry's receipt of such certification, The Foundry will make a replacement copy of the Software available to Licensee.

SECTION 9. INDEMNIFICATION.
Licensee agrees to indemnify, hold harmless and defend The Foundry and The Foundry's affiliates, officers, directors, shareholders, employees, authorized resellers, agents and other representatives (collectively, the "Released Parties") from all claims, defense costs (including, but not limited to, attorneys' fees), judgments, settlements and other expenses arising from or connected with the operation of Licensee's business or Licensee's possession or use of the Software or Documentation.

SECTION 10. LIMITED LIABILITY.
In no event shall the Released Parties' cumulative liability to Licensee or any other party for any loss or damages resulting from any claims, demands or actions arising out of or relating to this Agreement (or the Software or Documentation contemplated herein) exceed the License Fee paid to The Foundry or its authorized reseller for use of the Software. Furthermore, IN NO EVENT SHALL THE RELEASED PARTIES BE LIABLE TO LICENSEE UNDER ANY THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS OR LOSS OF PROFITS) OR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, REGARDLESS OF WHETHER THE RELEASED PARTIES KNOW OR HAVE REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE. No action arising out of or related to this Agreement, regardless of form, may be brought by Licensee more than one (1) year after Licensee's initial receipt of the Software; provided, however, to the extent such one (1) year limit may not be valid under applicable law, then such period shall limited to the shortest period allowed by law.

SECTION 11. TERM; TERMINATION.
This Agreement is effective upon Licensee's acceptance of the terms hereof (by clicking on the "Accept" button) and Licensee's payment of the License Fee, and the Agreement will remain in effect until termination. If Licensee breaches this Agreement, The Foundry may terminate the License granted hereunder by notice to Licensee. In the event the License is terminated, Licensee will either return to The Foundry all copies of the Software and Documentation in Licensee's possession or, if The Foundry directs in writing, destroy all such copies. In the later case, if requested by The Foundry, Licensee shall provide The Foundry with a certificate signed by an officer of Licensee confirming that the foregoing destruction has been completed.

SECTION 12. CONFIDENTIALITY.
Licensee agrees that the Software and Documentation are proprietary and confidential information of The Foundry and that all such information and any communications relating thereto (collectively, "Confidential Information") are confidential and a fundamental and important trade secret of The Foundry. Licensee shall disclose Confidential Information only to Licensee's employees who are working on an Authorized Project and have a "need-to-know" such Confidential Information, and shall advise any recipients of Confidential Information that it is to be used only as authorized in this Agreement. Licensee shall not disclose Confidential Information or otherwise make any Confidential Information available to any other of Licensee's employees or to any third parties without the express written consent of The Foundry. Licensee agrees to segregate, to the extent it can be reasonably done, the Confidential Information from the confidential information and materials of others in order to prevent commingling. Licensee shall take reasonable security measures, which such measures shall be at least as great as the measures Licensee uses to keep Licensee's own confidential information secure (but in any case using no less than a reasonable degree of care), to hold the Software, Documentation and any other Confidential Information in strict confidence and safe custody. The Foundry may request, in which case Licensee agrees to comply with, certain reasonable security measures as part of the use of the Software and Documentation. Licensee acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information, and that The Foundry shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

SECTION 13. INSPECTION.
Licensee shall advise The Foundry on demand of all locations where the Software or Documentation is used or stored. Licensee shall permit The Foundry or its authorized agents to inspect all such locations during normal business hours and on reasonable advance notice.

SECTION 14. NONSOLICITATION.
Licensee agrees not to solicit for employment or retention, and not to employ or retain, any of The Foundry's current or future employees who were or are involved in the development and/or creation of the Software.

SECTION 15. U.S. GOVERNMENT LICENSE RIGHTS.
The Software, Documentation and/or data delivered hereunder are subject to the terms of this Agreement and in no event shall the U.S. Government acquire greater than RESTRICTED/LIMITED RIGHTS. At a minimum, use, duplication or disclosure by the U.S. Government is subject to the applicable restrictions of: (i) FAR §52.227-14 ALTS I, II and III (June 1987); (ii) FAR §52.227-19 (June 1987); (iii) FAR §12.211 and 12.212; and/or (iv) DFARS §227.7202-1(a) and DFARS §227.7202-3.

The Software is the subject of the following notices:
* Copyright (c) 2007 The Foundry Visionmongers, Ltd.. All Rights Reserved.
* Unpublished-rights reserved under the Copyright Laws of the United Kingdom.

SECTION 16. SURVIVAL.
Sections 2, 4, 5, 6, 7, 8, 9, 10, 12, 13, 14, 15, 16, 17 and 18 shall survive any termination or expiration of this Agreement.

SECTION 17. IMPORT/EXPORT CONTROLS.
To the extent that any Software made available hereunder is subject to restrictions upon export and/or reexport from the United States, Licensee agrees to comply with, and not act or fail to act in any way that would violate, the applicable international, national, state, regional and local laws and regulations, including, without limitation, the United States Foreign Corrupt Practices Act, the Export Administration Act and the Export Administration Regulations, as amended or otherwise modified from time to time, and neither The Foundry nor Licensee shall be required under this Agreement to act or fail to act in any way which it believes in good faith will violate any such laws or regulations.

SECTION 18. MISCELLANEOUS.
This Agreement is the exclusive agreement between the parties concerning the subject matter hereof and supersedes any and all prior oral or written agreements, negotiations, or other dealings between the parties concerning such subject. This Agreement may be modified only by a written instrument signed by both parties. If any action is brought by either party to this Agreement against the other party regarding the subject matter hereof, the prevailing party shall be entitled to recover, in addition to any other relief granted, reasonable attorneys' fees and expenses of litigation. Should any term of this Agreement be declared void or unenforceable by any court of competent jurisdiction, such declaration shall have no effect on the remaining terms of this Agreement. The failure of either party to enforce any rights granted hereunder or to take action against the other party in the event of any breach hereunder shall not be deemed a waiver by that party as to subsequent enforcement of rights or subsequent actions in the event of future breaches. This Agreement shall be governed by, and construed in accordance with English Law.

Copyright (c) 2007 The Foundry Visionmongers Ltd. All Rights Reserved. Do not duplicate.